Exhibit 99.2

For Immediate Release
VPG Appoints Janet Clarke to Its Board of Directors
MALVERN, Pa. (April 5, 2016) -- Vishay Precision Group, Inc. (NYSE: VPG), a leading producer of precision sensors and systems, today announced the appointment of a new independent member to its Board of Directors, Ms. Janet Clarke.
Marc Zandman, VPG’s Chairman of the Board said of the appointment, “We are thrilled to have Janet join the Board. Janet will offer significant business experience to our Board, particularly in the areas of marketing and marketing technology, as a result of the various executive and management positions she has held in corporations of various sizes. In addition, Janet has a broad range of experience as a director and a deep understanding of board oversight and diligence. We look forward to the benefits her expertise and insights will provide.”
Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm for which she has served as President since June 2003. Prior to founding Clarke Littlefield, she served in executive and management roles at DealerTrack, Inc., a privately held automotive finance technology services company, at KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc., and at Citibank for Citigroup’s consumer business. Ms. Clarke has served as a director for Cox Enterprises, Inc., a private company, since 2007, where she also serves as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Clarke served as a director for Asbury Automotive Group, Inc. (NYSE: ABG) from April 2005 until April 2015, where at different times she also served as a member of the Audit Committee; as a member of the Human Resources and Compensation Committee, including serving as chairperson; and as a member of the Governance Committee. Ms. Clarke has also served on the boards of ExpressJet Holdings, Inc. (NYSE: XJT) from 2000-2010, eFunds Corporation (NYSE: EFD) from 2000-2007, and Gateway, Inc. (NYSE: GTW) from 2005-2007.
Ms. Clarke earned a Bachelor Degree in Architecture from Princeton University and has completed the Advanced Management Program at the Harvard Business School.

About VPG
Vishay Precision Group, Inc. (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of foil technology products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company's force sensors products and its weighing and control systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vpgsensors.com.
Forward-Looking Statements
From time to time, information provided by us, including but not limited to statements in this report, or other statements made by or on our behalf, may contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.

Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, changes in the current pace of economic recovery; difficulties or delays in completing acquisitions and integrating acquired companies (including the acquisition of Stress-Tek and Pacific Instruments); the inability to realize anticipated synergies and expansion possibilities; difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; difficulties in implementing our ERP systems and the associated impact on manufacturing efficiencies and customer satisfaction; difficulties in implementing our cost reduction strategies, such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to lower- cost countries; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
VPG
Wendy Wilson
Senior Director Investor Relations and Corporate Communications
919-374-5501
wendy.wilson@vpgsensors.com